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                                                                    EXHIBIT 16.1

September 9, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

     We have read "Change in Accountants" on page 81 of the Registration Statement (Form S-1) of Quintus Corporation, and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                 /s/ ERNST & YOUNG LLP